Exhibit 10.1

AMENDMENT AGREEMENT

This Amendment Agreement (this “Agreement”) is made and entered into this 31st day of January 2011, by and between LKQ Corporation, a Delaware corporation (the “Company”), and Joseph M. Holsten (the “Consultant”).

The Company and the Consultant are parties to that certain Amended and Restated Consulting Agreement dated as of May 21, 2009 (the “Consulting Agreement”). The parties desire to amend the Consulting Agreement on the terms and subject to the conditions set forth herein.

In consideration of the undertakings and agreements of the respective parties set forth herein, the parties agree as follows:

1.	Section 3 of the Consulting Agreement is hereby amended in its entirety to read as follows:

Compensation and Benefits During the Term. During the Term, the Company agrees (a) to pay Consultant at the rate of $290,000 annually in periodic installments, and (b) to provide for the continuation, at the Company’s expense (subject to contributions by Consultant at the same rate as employees of the Company), of substantially the same health benefits in effect for Consultant immediately prior to the commencement of the Term. In addition, notwithstanding any provision to the contrary in the Company’s Long Term Incentive Plan (the “LTIP”), Consultant shall be entitled to receive the payments relating to any Deferred Award (as defined in the LTIP) with respect to any Performance Period (as defined in the LTIP) in accordance with terms of the LTIP, if (a) Consultant is either an employee of the Company or a consultant to the Company under the Consulting Agreement at the time such Deferred Award vests, or (b) Consultant is otherwise entitled to such payments pursuant to the terms of the LTIP.

2.	General. All other terms and conditions of the Consulting Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.

LKQ CORPORATION

By:	/s/ Victor M. Casini
Name: Victor M. Casini Title: Senior Vice President

CONSULTANT

/s/ Joseph M. Holsten
Joseph M. Holsten